Exhibit 10.17

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

COLLABORATION AGREEMENT

This COLLABORATION AGREEMENT (the “Agreement”), dated as of July 29, 2019, is made by and among New Horizon Health Limited, a company organized under the laws of Cayman Islands (“NHH Cayman”), Hangzhou New Horizon Health Technology Co., Ltd. (杭州诺辉健康科技有限公司), a company established under the laws of the People’s Republic of China (“NHH Hangzhou,” together with NHH Cayman, “NHH”), and Prenetics Limited, a limited liability company organized under the laws of Hong Kong (“Prenetics”). NHH and Prenetics are each sometimes referred to individually as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, NHH Hangzhou is engaged in the development and distribution of the Products (as defined below) and is the sole owner of certain know-how, technology and intellectual property rights related to the Products; and

WHEREAS, Prenetics desires to obtain from NHH Hangzhou, and NHH Hangzhou agrees to grant to Prenetics, subject to the terms and conditions under this Agreement, the exclusive rights to market and distribute, and provide testing services using, the Products in the Territories (as defined below).

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                    Definitions. When used in this Agreement, whether in the singular or plural, each of the following capitalized terms shall have the meanings set forth below.

1.1.            “Additional Territories” means the First Additional Territories and the Second Additional Territories.

1.2.            “Affiliate” shall mean, with respect to any Person, (a) any other Person of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled, or held, directly or indirectly by, or under common ownership or control with, such Person; or (b) any other Person that, directly or indirectly, owns, controls, or holds fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or, if applicable, the general partnership interest, of such Person.

1.3.            “Confidential Information” means all secret, confidential or proprietary information or data, whether provided in written, oral, graphic, video, computer or other form, provided by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) pursuant to this Agreement or generated pursuant to this Agreement, including but not limited to, information relating to the Disclosing Party’s existing or proposed research, development efforts, patent applications, business or products and any other materials that have not been made available by the Disclosing Party to the general public. The terms of this Agreement shall also be deemed Confidential Information hereunder. Notwithstanding the foregoing sentences, Confidential Information shall not include any information or materials that:

(a)           were already known to the Receiving Party (other than under an obligation of confidentiality known to the Receiving Party), at the time of disclosure by the Disclosing Party to the extent such Receiving Party has documentary evidence to that effect;

(b)          were generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c)           became generally available to the public or otherwise part of the public domain after its disclosure or development, as the case may be, and other than through any act or omission of a Party in breach of such Party’s confidentiality obligations under this Agreement;

(d)          were subsequently lawfully disclosed to the Receiving Party by a Third Party who, to the Knowledge of the Receiving Party, had no obligation to the Disclosing Party not to disclose such information to others; or

(e)           were independently discovered or developed by or on behalf of the Receiving Party without the use of the Confidential Information belonging to the Disclosing Party and the Receiving Party has documentary evidence to that effect.

1.4.            “Distribution Channels” means online and offline Direct-to-Consumer (DTC) channels, and distribution channels through healthcare providers and insurance companies.

1.5.            “FDA Authority” means, with respect to any Territory, the food and drug administration or similar competent authority of such Territory and its local offices, as well as any successor agencies thereof.

1.6.            “First Additional Territories” means the Taiwan Island and the Republic of Singapore.

1.7.            “Force Majeure” means any occurrence beyond the reasonable control of a Party that prevents or substantially interferes with the performance by the Party of any of its obligations hereunder, if such occurs by reason of any act of God, flood, fire, explosion, earthquake, strike. lockout, labor dispute, public unrest or political demonstration, casualty or accident; or war, revolution, civil commotion, acts of public enemies, terrorist attack, blockage or embargo; or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government (to the extent such government has ruling authority over such Party) or of any subdivision, authority or representative of any such government: or other similar event, beyond the reasonable control of such Party, if and only if the Party affected shall have used reasonable efforts to avoid such occurrence.

1.8.            “Governmental Authority” means any sovereign entity and any political subdivision thereof, and any court, tribunal, department, board, bureau, arbitrator, authority, quasi-governmental authority, agency, commission, official or other instrumentality of any of the foregoing.

1.9.            “Initial Territories” means the Hong Kong Special Administrative Region and the Macau Special Administrative Region of the People’s Republic of China.

1.10.        “Knowledge” means, with respect to any Party, that which the management personnel (or individuals performing similar functions) of such Party or other individuals with primary or supervisory responsibility for or daily involvement with the business of such Party knows or should reasonably be expected to know.

1.11.        “Patents” means the patents, patent applications and any and all extensions, renewals, continuations, continuations-in-part, divisions, reissues, re-examinations of such patents owned or thereafter acquired by any NHH Party that are applicable to or used for the manufacture of the Products.

1.12.        “Person” or “person” means any individual, firm, corporation, partnership, limited liability company, trust, unincorporated organization or other entity or a government agency or political subdivision thereto, and shall include any successor (by merger or otherwise) of such Person.

1.13.        “Products” means any and all products developed by NHH Hangzhou or its Affiliates based on, derived from or otherwise in relation to the proprietary technology of ColoClearTM for diagnostic use for colorectal cancer and adenoma.

1.14.        “Purchase Order” means any formal order issued by Prenetics to NHH Hangzhou, which may include terms of type, quantity and other requests of Prenetics in relation to Prenetics’s purchase of Products from NHH Hangzhou.

1.15.        “Second Additional Territories” means Malaysia, the Republic of Indonesia, the Socialist Republic of Vietnam, the Republic of the Philippines and the Kingdom of Thailand.

1.16.        “Territories” means any or all (as the case may be) of the Initial Territories, the First Additional Territories and the Second Additional Territories, in which NHH Hangzhou has granted to Prenetics the Licensed Rights pursuant to this Agreement.

1.17.        “Third Party(ies)” means any Person other than Prenetics and NHH.

2.                                    Licenses.

2.1.            License Grants.

(a)           NHH Hangzhou hereby grants to Prenetics, exclusive, non-assignable and non-transferrable rights to market, promote, sell, offer to sell and distribute the Products, and to provide testing services using the Products, through the Distribution Channels, and to obtain the applicable FDA Authority’s approval, if required, for the Products (the “Licensed Rights”), in the Initial Territories during the Term of this Agreement.

(b)          NHH Hangzhou hereby grants to Prenetics a right of first refusal to obtain the Licensed Rights in the First Additional Territories during the Term of this Agreement, provided that the Licensed Rights may only be granted to Prenetics in any or all of the First Additional Territories upon mutual written consent of NHH Hangzhou and Prenetics within the first year of the Term of this Agreement.

(c)           NHH Hangzhou hereby grants to Prenetics a right of first refusal to obtain the Licensed Rights in the Second Additional Territories during the Term of this Agreement, provided that the Licensed Rights may only be granted to Prenetics in any or all of the Second Additional Territories upon mutual written consent of NHH Hangzhou and Prenetics within the second year of the Term.

(d)          For the avoidance of doubt, in the event that NHH Hangzhou grants the Licensed Rights to Prenetics in any Additional Territory during the Term pursuant to Sections 2.1(b) and/or (c) above, the terms and conditions of this Agreement shall forthwith apply to the Parties with respect to the grant of the Licensed Rights in such Additional Territory and the related collaborations among the Parties under this Agreement, in the same way as those applying to the Parties with respect to the grant of the Licensed Rights in the Initial Territories and the related collaborations among the Parties under this Agreement.

2.2.            Sublicenses. Without the prior written consent of NHH Hangzhou, Prenetics shall not sublicense any of the Licensed Rights to any Third Party in any Territory.

2.3.            Exclusivity. During the Term of this Agreement, to the extent that NHH Hangzhou has granted the Licensed Rights to Prenetics in any Territory, NHH Hangzhou shall not grant any Licensed Right to any Third Party in such Territory.

2.4.            No Implied Licenses. Only the Licensed Rights expressly granted herein shall be of legal force and effect. No other licensed rights shall be created hereunder on Prenetics by implication, estoppel or otherwise.

3.                                    Representations, Warranties and Covenants.

3.1.            Mutual Representations and Warranties. Each of the Parties hereby represents, warrants and covenants to other Parties that:

(a)           such Party is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the laws of the place of its incorporation or establishment;

(b)          such Party is duly authorized, by all requisite corporate action, to execute and deliver this Agreement, and the Person executing this Agreement on behalf of such Party is duly authorized to do so by all requisite corporate action;

(c)           no consent, waiver, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of such Party in connection with the valid execution, delivery and performance of this Agreement;

(d)          this Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms except as enforceability maybe limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights and (ii) judicial discretion in the availability of agreeable relief; and

(e)           it shall comply in all material respects with all laws, rules and regulations applicable to its performance under this Agreement.

3.2.            Additional Representations, Warranties and Covenants of NHH. NHH additionally represent, warrant and covenant to Prenetics that:

(a)           NHH Hangzhou has full right, power and authority to grant the Licensed Rights to Prenetics under this Agreement;

(b)          NHH Hangzhou will supply and export the Products to Prenetics pursuant to this Agreement;

(c)           Upon Prenetics’s written request, NHH Hangzhou will use its commercially reasonable efforts to:

A.          assist Prenetics to identify necessary equipment and appropriate manufacturers for equipment purchase, with relevant costs and expenses incurred thereby to be solely borne by Prenetics:

B.           assist in configuring Prenetics’s existing laboratory, with relevant costs and expenses incurred thereby to be solely borne by Prenetics;

C.           deliver training and instruction regarding shipping, handling, processing, storage, analysis, and clinical interpretation of samples to Prenetics; and

D.          provide technical support that may arise from time to time to Prenetics.

3.3.            Additional Representations, Warranties and Covenants of Prenetics. Prenetics additionally represents, warrants and covenants to NHH that:

(a)           Prenetics has the financial capacity to perform its obligations under this Agreement;

(b)          Prenetics shall use its best efforts to explore and develop the market in order to promote the sales of the Products in the Territories;

(c)           Prenetics shall provide testing services at its own cost (including but not limited to fees and expenses incurred in connection with testing equipment and facilities);

(d)          Prenetics shall reimburse 50% of any out-of-pocket costs and expenses (including but not limited to travel expenses) incurred by NHH Hangzhou (and its employees, representatives or agents) in providing Prenetics with the assistance, training, instruction and other technical support under Section 3.2(c), and such reimbursement shall be made by Prenetics to NHH Hangzhou within five (5) business days after NHH Hangzhou has provided reasonable invoices for such costs and expenses to Prenetics;

(e)           Prenetics shall make payments to NHH in accordance with this Agreement.

4.                                    Regulatory Approval; Commercialization and Intellectual Property Rights.

4.1.            Regulatory Approval. Unless otherwise agreed upon by both parties, Prenetics shall, within two (2) years after NHH Hangzhou’s grant of the Licensed Rights to Prenetics in any Territory, apply for and obtain approval from the applicable FDA Authority, if necessary, for the Products in such Territory and be responsible for (i) the preparation of all documents submitted to the applicable FDA Authority and the filing of all submissions relating to the applicable FDA Authority’s approvals for the Products; and (ii) all regulatory actions, communications and meetings with the applicable FDA Authority with respect to the Products. Notwithstanding the foregoing, upon Prenetics’s written request, NHH shall use its commercially reasonable efforts to provide reasonable assistance to Prenetics for making such application, including but not limited to documentation preparation, technical support, and responding to regulatory enquiries, where applicable.

4.2.            Reports of Commercialization. Without prejudice to Section 3.3(b), Prenetics shall provide NHH a written report summarizing the efforts and accomplishments of Prenetics in developing and commercializing the Products in the Territories after the applicable FDA approval for the Products has been obtained. Such reports shall include, without limitation, summaries of scientific and clinical data obtained in furtherance of Prenetics’s attempts to develop and commercialize the Products in the Territories.

4.3.            Costs of Regulatory Approval. Each of Prenetics and NHH Cayman shall bear 50% of the costs incurred by Prenetics in connection with application for the FDA approvals, if any. For purpose of this Section 4.3, before Prenetics incur any costs in relation to FDA approvals application in the Territories, it shall submit a budget of such costs to the JOC (as defined below) so that the JOC may determine and approve the costs to be incurred by Prenetics. Prenetics shall first bear all the costs in relation to the FDA approvals application in the Territories that have been approved by the JOC and may on a quarterly basis, provide to NHH Cayman necessary evidence for such costs it has incurred together with reasonable invoices for 50% of such costs it requests to be borne by NHH Cayman, which will make payment to Prenetics within ten (10) business days after receiving the relevant invoices.

4.4.            Costs of Direct Sales and Marketing. Subject to other provisions of this Agreement, and except as otherwise agreed by the Parties, any cost in relation to the direct sales and marketing of the Products in the Territories shall be equally borne by NHH and Prenetics. For purpose of this Section 4.4, before Prenetics incur any costs in relation to direct sales and marketing of the Products in the Territories, it shall submit a budget of such costs to the JOC so that the JOC may determine and approve the costs to be incurred by Prenetics. Prenetics shall first bear all the costs in relation to the direct sales and marketing of the Products in the Territories that have been approved by the JOC and may on a quarterly basis, provide to NHH Cayman necessary evidence for such costs it has incurred together with reasonable invoices for 50% of such costs it requests to be borne by NHH Cayman, which will make payment to Prenetics within ten (10) business days after receiving the relevant invoices.

4.5.            Ownership of Biological Materials. Each of NHH and Prenetics shall own half of the biological materials (including stool and DNA samples) generated based on or in connection with the collaborations under this Agreement.

4.6.            Ownership of Data. The Parties shall have co-ownership of any data generated based on or in connection with the collaborations under this Agreement, including but not limited to lab testing data, epidemiology data and non-identifiable, and anonymized customer profiles (the “Collaboration Data”). For the avoidance of doubt, each of NHH’s and Prenetics’s ownership of the Collaboration Data is independent from each other and any of them shall be free to develop new intellectual properties (including but not limited to patents, copyrights, trademarks, inventions, know-how, designs, technologies, algorithms) using the Collaboration Data without any prior authorization of the other Party in which case the Party developing such new intellectual properties shall have sole ownership of such intellectual properties.

4.7.            Intellectual Property Rights. Unless otherwise agreed by the Parties in writing, any and all patents, copyrights, trademarks, inventions, know-how, designs, technologies, algorithms and other intellectual property rights, developed or generated based on or in connection with the collaborations under this Agreement (collectively the “New IPs”) jointly by NHH and Prenetics during the Term of this Agreement shall be jointly owned by NHH Hangzhou and Prenetics, and NHH Hangzhou shall have the right of first refusal to license such New IPs to any Third Parties. Notwithstanding the foregoing, (i) NHH Hangzhou shall retain the sole ownership of the Patents and any other intellectual properties (including but not limited to copyrights, trademarks, inventions, know-how, designs, technologies, algorithms) that already exist or are embodied in the Products supplied by NHH Hangzhou to Prenetics, and (ii) any New IPs independently developed by each Party shall be solely owned by such Party itself.

5.                                    Management of Collaborations.

5.1.            Joint Steering Committee. The Parties agree that a joint steering committee (the “JOC”) is hereby established for the purpose of managing the collaborations under this Agreement. The JOC shall be consisted of six (6) members, and each of NHH and Prenetics shall be entitled to appoint three (3) members to the JOC.

5.2.            Responsibilities of JOC. The JOC shall be responsible for (i) setting up and reviewing strategic goals and budget for the distribution, sales and marketing of Products in the Territories, (ii) carrying out the Parties’ decisions regarding specific action items, (iii) resolving day-to-day operational issues, and (iv) other matters as authorized mutually by the Parties.

5.3.            Meetings of JOC. The meetings of the JOC shall be held at least every month. Each member of the JOC shall have one (1) vote at any matter submitted to be determined by the JOC. In the case of equality of votes for any matter during the meetings of the JOC, one JOC member appointed by NHH (which shall be specifically designated by NHH) shall have a second vote at such matter.

5.4.            Subcommittees. The JOC shall have the right to set up subcommittees or subordinate working groups at any time during the Term of this Agreement.

6.                                    Purchase of Products by Prenetics.

6.1.            Purchase of Products. Prenetics agrees to purchase from NHH Hangzhou, and NHH Hangzhou agrees to sell to Prenetics, the Products in accordance with the terms and conditions of this Agreement. Prenetics shall issue to NHH Hangzhou a Purchase Order for each purchase of the Products, which shall be effective upon the Parties’ execution thereof or mutual confirmation in writing. The Parties understand that the purchase of the Products by Prenetics for marketing and distribution in any Territory will commence only after the applicable and requisite FDA approval, if required, has been obtained for the Products by Prenetics in such Territory.

6.2.            Purchase Price. Unless it is mutually and specifically agreed in writing with respect to any particular sale, the purchase price for each set of Product sold by NHH Hangzhou to Prenetics shall be [****]. The purchase price for the Products shall be [****]. For the avoidance of doubt, one set of Product shall include the price for [****].

6.3.            Delivery and Acceptance of Products. All the Products shall be prepared for delivery in accordance with the Purchase Order issued by Prenetics and shall be delivered, [****] (Incoterms 2010) Port of Origin. Within ten (10) business days after Prenetics’s receipt of the delivery (the “Inspection Period”), Prenetics shall inspect the delivery to determine whether there are any short supply, defects or damages in the Products, and shall deliver written notice to NHH Hangzhou confirming acceptance of the Products or notifying NHH Hangzhou of any shortages, defects or damages, which Prenetics claims existed at the time of delivery. If Prenetics fails to deliver any notice to NHH Hangzhou during the Inspection Period, Prenetics shall be deemed to have accepted the delivered Products. Within ten (10) business days after NHH Hangzhou’s receipt of notice from Prenetics claiming the existence of any shortages, defects or damages in the delivered Products, NHH Hangzhou shall investigate such claims, inform Prenetics of its findings and deliver to Prenetics Products necessary to replace those that the Parties mutually determine were in short supply, defective or damaged at the time of delivery. The Parties may negotiate and set forth further provisions in connection with the packaging, delivery, inspection and acceptance of the Products in the Purchase Orders, which shall not be inconsistent with the terms of this Agreement.

6.4.            Payment of Purchase Price. Prenetics shall pay the purchase price of the Products sold to it by NHH Hangzhou plus applicable taxes on a quarterly basis. After the end of each quarter, NHH Hangzhou will provide the invoice for the purchase price of the Products purchased by Prenetics during such quarter plus applicable taxes, and within five (5) business days after receiving such invoice, Prenetics shall pay the amount in the invoice in full to the bank account designated by NHH Hangzhou.

6.5.            Localization of Collection Kits. The Parties will collaborate with each other to work on the localization of collection kits used as a part of the Products for the relevant Territories. The relevant costs and expenses incurred in connection with the localization of collection kits shall be equally borne by NHH and Prenetics. For purpose of this Section 6.5, before any costs and expenses in relation to the localization of collection kits are incurred, the JOC shall discuss and approve the budget of such costs. Prenetics shall first bear all the costs in relation to the localization of collection kits that have been approved by the JOC and may on a quarterly basis, provide to NHH Cayman necessary evidence for such costs it has incurred together with reasonable invoices for 50% of such costs it requests to be borne by NHH Cayman, which will make payment to Prenetics within five (5) business days after receiving the relevant invoices.

7.                                    Allocation of Gross Margin Generated by Prenetics in the Territories.

7.1.            Allocation of Gross Margin. Prenetics shall market, promote, sell and distribute the Products and provide testing services in relation to the Products in accordance with this Agreement and the decisions made by the JOC (if any). The Gross Margin (as defined below) generated by Prenetics in connection with the Products and the services in relation to the Products in the Territories shall be allocated between Prenetics and NHH Cayman equally, for purpose of which, Prenetics shall pay an amount (the “Fees”) equal to 50% of the Gross Margin generated by it in the Territories. For the purpose of this Section 7.1, with respect to any specific Territory, Gross Margin (“GM”) generated by Prenetics within a given settlement period shall be calculated as follows: [****]. The costs for engaging the third-party auditor co-selected by the Parties shall be borne by Prenetics.

7.2.            Payment Arrangement. The Fees shall be paid on a quarterly basis. The Parties agree that Prenetics shall pay the Fees to NHH Cayman as follows:

(a)           Within fifteen (15) business days after the end of each quarter during the Term of this Agreement, Prenetics shall provide to NHH its calculation of the Fees payable by Prenetics for such quarter together with relevant records and materials evidencing the relevant GR, CP, CS and SMC for such quarter to be reviewed by NHH, and within the next fifteen (15) business days NHH will confirm Prenetics’s calculation of such Fees or, if NHH has any doubts over Prenetics’s calculation, the Parties shall discuss in good faith to determine the Fees for such quarter payable by Prenetics to NHH Cayman. Within five (5) business days after NHH’s confirmation or the Parties’ determination, as the case may be, of the Fees (such Fees referred to as the “Calculated Fees”) for such quarter payable by Prenetics to NHH Cayman, Prenetics shall pay such Fees in full to the bank account designated by NHH Cayman.

(b)          Within fifteen (15) business days after the end of each half-year period during the Term of this Agreement, Prenetics shall engage the third-party auditor co-selected by the Parties to duly review the relevant records and materials of Prenetics in order to issue the Auditing Report. Within five (5) business days after issuance of the Auditing Report, the Parties shall discuss in good faith to determine the Fees (such Fees referred to as the “Audited Fees”) for such half-year period payable by Prenetics to NHH Cayman. In the event that the amount of Calculated Fees having been paid by Prenetics to NHH Cayman for such half-year period is less than the amount of the Audited Fees for such half-year period, Prenetics shall pay the difference between the Calculated Fees and the Audited Fees for such half-year period in full to the bank account designated by NHH Cayman within five (5) business days after the determination of the Audited Fees. In the event that the Calculated Fees having been paid by Prenetics to NHH Cayman for such half-year period excess the Audited Fees for such half-year period with five (5) business days after such determination, NHH Cayman shall refund the difference between the Calculated Fees and the Audited Fees for such half-year period in full to the bank account designated by Prenetics.

7.3.            Taxes. Each of Prenetics and NHH Cayman shall respectively be responsible any taxes and fees incurred by itself in connection with the Gross Margin and the Fees in accordance with the applicable laws and regulations.

8.                                    General Terms of Collaboration.

8.1.            Payment Account. All payments due and payable by one Party to the other Party under this Agreement shall be made in US dollars to the bank account as may be designated by such other Party from time to time.

8.2.            Default Interest for Late Payment. For any amounts payable but not fully paid by one Party (the “Defaulting Party”) to the other Party (the “Non-Defaulting Party”) on or before the date on which such amounts become due in accordance with this Agreement, without prejudice to any other remedies available to the Non-Defaulting Party under this Agreement and applicable laws, the Defaulting Party shall pay default interest on such amounts that are due but not paid at a rate of [****]% per day, calculated from the first day after such amounts become due until all such outstanding and due amounts and default interests accrued thereon are fully paid by the Defaulting Party.

8.3.            Taxes. Unless as otherwise provided in this Agreement, each Party shall he respectively responsible for any taxes and fees incurred by itself in connection with the transactions contemplated under this Agreement in accordance with applicable laws and regulations.

8.4.            Maintenance of Records; Audit. During the Term of this Agreement and for a period of one (1) year after termination or expiration of this Agreement, Prenetics shall maintain, and shall require its respective Affiliates and sublicensees approved by NHH to maintain, complete and accurate books and records in connection with the Products and Licensed Rights hereunder, as necessary to allow the accurate calculation and determination consistent with the applicable generally accepted accounting principles of the relevant fees, costs and expenses payable under this Agreement. Notwithstanding any other provisions in this Agreement and without prejudice to any auditing requirements otherwise provided in this Agreement, NHH shall have the right (but not the obligation), at their own expenses, to engage an independent accounting firm to examine in confidence the relevant books and records as may be reasonably necessary to determine and/or verify any amount due or payable by any Party under this Agreement. Such examination shall be conducted, and Prenetics shall make its records available, during normal business hours, after at least ten (10) business days prior written notice to Prenetics. The independent accounting firm engaged by NHH will prepare and provide to each Party a written report stating whether the amounts payable or paid by one Party to the other Party are correct and the details concerning any discrepancies. In the event that the Parties do not agree on the amount of any overpayment or underpayment, within ten (10) business days the Parties shall mutually select an independent public accounting firm which shall resolve the issue within ten (10) business days after the Parties’ selection and the Parties shall equally share the costs of such accounting firm. The recommendation of such independent public accounting firm shall be final and binding upon the Parties.

8.5.            Non-Competition. Prenetics covenants that during the Term of this Agreement and for a period of two (2) years after the expiration of the Term, it will not, directly or indirectly, either on its own or in collaboration with any third parties, conduct any business in any way that is similar to or otherwise competes with the services in relation to the Products in the Territories.

8.6.            Exclusive Partner. Except as otherwise agreed by the Parties, to the extent that NHH Hangzhou has granted the Licensed Rights to Prenetics in any Territory, each of NHH and Prenetics shall have the exclusive right to collaborate with the other Party in connection with the Products in such Territory.

9.                                    Disclaimers, Enforcement and No Challenge.

9.1.            Disclaimers. No warranty is given and no representation is made by NHH as to the validity or scope of Patents. Nothing herein contained shall be construed as a warranty by NHH that any past or present making, having made, use, lease, sale, offer for sale, import, export or other disposal of the Products under claims of Patents do not infringe patents or other industrial or intellectual property rights held by outside Third Parties. Except as otherwise expressly provided herein, NHH makes no representations, grants no rights, extends no warranties of any kind, express or implied, including the warranties of merchantability or fitness for a particular purpose, and assumes no responsibility with respect to the making, having made, use, lease, sale, offer for sale, import, export or other disposal of the Products under this Agreement.

9.2.            Enforcement of Patents. In the event that Prenetics becomes aware of a suspected infringement of NHH Hangzhou’s Patents in the Territories, Prenetics will notify NHH Hangzhou promptly, and following such notification, the Parties will confer and determine an appropriate course of action in response to such suspected infringement. NHH Hangzhou shall have the right, but not the obligation, to enforce its Patents in the Territories and institute and maintain legal actions for infringement of any rights herein granted to Prenetics under the Patents. In the alternative, upon receiving notice from Prenetics, NHH Hangzhou may in its sole discretion provide Prenetics a written authorization within thirty (30) calendar days to appoint Prenetics as its attorney-in-fact with the right, but not the obligation, and at Prenetics’s own costs, to enforce NHH Hangzhou’s Patents and institute and maintain legal actions in NHH Hangzhou’s name within the Territories. Any settlement agreement negotiated by Prenetics shall be subject to NHH Hangzhou’s prior written approval, and any recoveries by Prenetics based on infringements of NHH Hangzhou’s Patents shall be remitted to NHH Hangzhou immediately upon such recoveries becoming available to Prenetics.

9.3.            No Challenge Covenants. As a material inducement for the Parties entering into this Agreement, Prenetics hereby covenants to NHH that during the Term of this Agreement and for a period of three (3) years after termination or expiration of this Agreement, with respect to rights to the Products that are included in the Licensed Rights granted to Prenetics, its Affiliates or sublicensees (if any) will not:

(a)           commence or otherwise voluntarily determine to participate in (other than as may be necessary or reasonably required to assert a cross-claim or a counter-claim or to respond to a court request or order or administrative law request or order) any action or proceeding, challenging or denying the enforceability or validity of any claim of NHH Hangzhou under any Products or Patents; or

(b)          direct, support or actively assist any other Person (other than as may be necessary or reasonably required to assert a cross-claim or a counter-claim or to respond to a court request or order or administrative law request or order) in bringing or prosecuting any action or proceeding challenging or denying the validity of any claim of NHH Hangzhou under any Products or Patents.

For purposes of clarification and without limiting any other available remedies, if Prenetics takes any of the actions described in Clause (a) or Clause (b) of this Section 9.3, Prenetics will have materially breached this Agreement and NHH may terminate this Agreement under Section 9.3. In the event that Prenetics becomes aware that any Patent or Product is challenged in any action or proceeding in the Territories by any Third Party, it shall promptly inform NHH Hangzhou in writing and shall, at NHH Hangzhou’s request, provide commercially best efforts to NHH Hangzhou in connection with defense against such challenge.

10.                                Confidentiality.

10.1.        Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, each Party agrees that upon receiving or learning of any Confidential Information of the other Party, shall keep such Confidential Information confidential and otherwise shall not disclose or use such Confidential Information for any purpose other than as provided for in this Agreement. The Receiving Party may disclose Confidential Information to its employees, representatives or Affiliates who need to know such information for any purpose contemplated by this Agreement (and then only to the extent that such Persons need to know such information and are under an obligation at least as stringent as this Section 10 to maintain the confidentiality of the Confidential Information).

10.2.        Authorized Disclosure. Notwithstanding the foregoing, each Party may disclose Confidential Information of the other Party to a Third Party to the extent such disclosure is reasonably necessary to exercise the Licensed Rights granted to or retained by it under this Agreement in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations, submitting information to tax or any other Governmental Authority, provided that if the Receiving Party is required by law to make any such disclosure of the Disclosing Party’s Confidential Information, to the extent it may legally do so, it will give reasonable prior notice to the Disclosing Party of such disclosure and, save to the extent inappropriate in the case of patent applications or otherwise, will use its reasonable efforts to secure confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise). If the Disclosing Party has not filed a patent application with respect to such Confidential Information, it may require the Receiving Party to delay the proposed disclosure (to the extent the Disclosing Party may legally do so), for up to ninety (90) days, to allow for the filing of such an application.

10.3.        Other Permitted Disclosure. Except as otherwise expressly provided herein, to the extent reasonably necessary to carry on the activities contemplated by this Agreement, each Party shall be permitted to (i) disclose or grant use of Confidential Information received under this Agreement to any of its permitted agents, consultants, clinical investigators, collaborators or contractors, under confidentiality and non-use obligations at least as strict as this Section 10; and (ii) disclose Confidential Information received under this Agreement to actual or potential professional investors, acquirers, merger partners or retained professional advisors (e.g., attorneys, accountants and investment bankers), under confidentiality and non-use obligations at least as strict as this Section 10 and provided the Receiving Party notify the Disclosing Party as to the identity of the entities receiving the Disclosing Party’s Confidential Information within thirty (30) days prior to such disclosure.

10.4.        Unauthorized Use. If any Party becomes aware or has Knowledge of any unauthorized use or disclosure of the other Party’s Confidential Information, it shall promptly notify the disclosing Party of such unauthorized use or disclosure.

11.                                Term and Termination

11.1.        Term. Unless earlier terminated by mutual agreement of the Parties in writing or pursuant to the provisions of this Section 11, this Agreement shall remain in full force and effect for an initial term of five (5) years, starting from the date of this Agreement (the “Initial Term”).

11.2.        Renewal. The Parties may, by mutual written consent, extend the term of this Agreement for an additional period of up to five (5) years (the “Extended Term”; and “Term” refers to the Initial Term and/or the Extended Term, as applicable).

11.3.        Termination.

(a)           The Parties may, by mutual agreement in writing, terminate this Agreement at any time during the Term of this Agreement.

(b)          Each Party may terminate this Agreement with three-months’ advance written notice to the other Party within the first year during the Initial Term.

(c)           If any Party fails to make any payment fully and timely as required by this Agreement and such payment is still not fully made within sixty (60) days after the date on which it becomes due and payable, in addition to the right of the other Party to request payment by such Party of default interest on such payment in accordance with Section 8.2, the other Party shall also have the right to terminate this Agreement unilaterally by written notice to such Party, which termination shall become effective immediately upon the other Party’s delivery of such notice.

(d)          In the event of any other material breach of this Agreement by Prenetics other than provided in Section 11.3(c) above, and if such material breach is not corrected within forty-five (45) days after written notice complaining thereof is delivered by NHH to Prenetics, then NHH shall have the right to terminate this Agreement unilaterally by written notice to Prenetics, which termination shall become effective immediately upon NHH’s delivery of such notice. For purposes of clarification and without limiting any other available remedies, at least any breach of Sections 2.1 and 2.2, Section 4.1, Section 6, Section 7, Section 8.5, and Section 9.3 shall constitute a material breach.

(e)           If Prenetics fails for any reason to obtain approval from the applicable FDA Authority for the Products in any Territory within two (2) years after NHH Hangzhou’s grant of the Licensed Rights to Prenetics in such Territory, then the JOC shall review and consider the collaborations that have already occurred and the prospect of further collaborations between the Parties in good faith to determine whether the collaborations between the Parties in such Territory shall continue or cease, and if the JOC has determined in good faith that the collaborations between the Parties shall cease in such Territory, NHH shall have the right to terminate the collaboration in such Territory unilaterally by written notice to Prenetics, which termination shall become effective immediately upon NHH’s delivery of such notice.

(f)            If Prenetics shall file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of Prenetics or of its assets, or if Prenetics proposes a written agreement of composition or extension of its debts, or if Prenetics shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if Prenetics shall propose or be a party to any dissolution or liquidation, or if Prenetics shall make an assignment for the benefit of its creditors, then NHH shall have the right to terminate this Agreement unilaterally by written notice to Prenetics, which termination shall become effective immediately upon NHH’s delivery of such notice.

11.4.        Effect of Expiration or Termination. Expiration or termination of this Agreement pursuant to this Section 11 shall not (i) relieve a Party hereto of any obligation accruing to such Party prior to such termination, or (ii) result in the waiver of any right or remedy by a Party hereto accruing to such Party prior to such termination.

11.5.        Material Change. In the event of the material change of the legal structure, ownership structure or management team of NHH or in the event of insolvency of NHH, to the extent permitted by applicable laws, the Licensed Rights granted to Prenetics under this Agreement shall remain in effect during the Term of this Agreement in accordance with the terms and conditions of this Agreement.

11.6.        Indemnification. Prenetics agrees to defend NHH, its Affiliates and their respective directors, officers, stockholders, employees and agents, and their respective successors, heirs and assigns (collectively, the “NHH Indemnitees”), and will indemnify and hold harmless NHH Indemnitees, from and against any liabilities, losses, costs, damages, fees or expenses payable to any Third Party, and reasonable attorneys’ fees and other legal expenses with respect thereto (collectively, the “Losses”), arising out of any claim, action, lawsuit or other proceeding by such Third Party brought against any NHH Indemnitee and resulting from or occurring as a result of: (i) any breach by Prenetics of any of its representations, warranties or covenants under this Agreement, or (ii) the negligence or willful misconduct of Prenetics or any of its Affiliates or sublicensees (if any) in connection with this Agreement.

11.7.        Liquidated Damages. Prenetics acknowledges that significant damages will be caused by any material breach of this Agreement, and such damages would be uncertain and extremely difficult if not impossible to accurately estimate. Accordingly, Prenetics agrees that if it fails to comply with any provision of this Agreement which constitutes a material breach, Prenetics shall pay to NHH, in addition to any other monetary or non-monetary remedies available, including without limitation injunctive relief, as liquidated damages and not as a penalty, an amount equal to [****] upon the occurrence of each event of material breach.

12.                                Miscellaneous

12.1.        Assignment. This Agreement may not be assigned or otherwise transferred (in whole or in part, whether voluntarily, by operation of law or otherwise) by any Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld). This Agreement shall be binding upon the permitted successors and assigns of the Parties.

12.2.        Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

12.3.        Force Majeure. No Party shall be liable to the other Party for loss or damages, or shall have any right to terminate this Agreement for any default or delay directly attributable to any Force Majeure, provided that the Party affected gives prompt notice of any such cause to the other Party. The Party giving such notice shall thereupon be excused from such of its obligations hereunder for so long as it is thereby disabled from performing such obligations; provided, however, that such affected Party promptly commences and continues to use its Commercially Reasonable Efforts to cure such disablement as soon as practicable.

12.4.        Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

12.5.        Waiver. No provision of this Agreement shall be waived by any act, omission or Knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

12.6.        Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and be emailed, mailed or delivered to each Party to the address or email as set forth below or other address to be designated by any Party to the other in writing from time to time during the Term of this Agreement All such notices and communications will be deemed effectively given on the earlier of (A) when received, (B) when delivered personally, (C) one business day after being delivered by electronic mail (with receipt of appropriate confirmation), or (D) one business day after being deposited with an overnight courier service of recognized standing.

If to NHH:

Address: [****]
Attention: [****]
Tel: [****]
Email: [****]

If to Prenetics:

Address: [****]
Attention: [****]
Tel: [****]
Email: [****]

12.7.        Expenses. Each Party shall bear its own costs and expenses (including legal and consulting fees) incurred in connection with this Agreement and the transactions contemplated under this Agreement.

12.8.        Counterparts; Email Signatures. This Agreement may be executed in three (3) counterparts and such counterparts taken together shall constitute one (1) and the same agreement. This Agreement may be executed by signatures by electronic mails, which signatures shall have the same force and effect as original signatures.

12.9.        Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

12.10.    Governing Law. This Agreement shall be governed and construed in accordance with the laws of Hong Kong, without giving effect to any choice of law provisions thereof. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity thereof, shall be subject to resolution through consultation of the Parties to such disputes, controversy or claim. In the event the Parties are unable to settle a dispute between them regarding this Agreement, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre (“HKIAC’) in accordance with the arbitration rules of HKIAC in effect. The arbitral award is final and binding upon both Parties.

12.11.    Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid, illegal or unenforceable provisions which valid provisions in their economic effect are sufficiently similar to the invalid, illegal or unenforceable provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalid, illegal or unenforceable provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid, illegal or unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid, illegal or unenforceable provisions.

12.12.    Entire Agreement of the Parties. This Agreement constitute and contain the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements whether oral or written, between the Parties respecting the subject matter hereof and thereof.

12.13.    Independent Contractors. The relationship between the Parties created by this Agreement is one of independent contractors and neither Party shall have the power or authority to bind or obligate the other except as expressly set forth in this Agreement. Prenetics shall buy from NHH, and market, distribute and sell the Products in the Territories, in its own name and on its own account or via its Third Party cooperation. Nothing herein contained shall be construed as to create a partnership or joint venture between the Parties and neither Party shall be liable for the debts or obligations of the other Party.

12.14.    No Third Party Beneficiaries. No person or entity other than the Parties hereto and their respective Affiliates, successors and permitted assigns shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

12.15.    Effectiveness. This Agreement shall take effect upon duly execution by the Parties.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

The Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

HANGZHOU NEW HORIZON HEALTH TECHNOLOGY CO, LTD. (杭州诺辉健康科技有限公司)
(Seal)

By:	[****]
	Name:	[****]
	Title:	[****]

NEW HORIZON HEALTH LIMITED

By:	[****]
	Name:	[****]
	Title:	[****]

The Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PRENETICS LIMITED

By:	[****]
	Name:	[****]
	Title:	[****]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

SUPPLEMENTARY AGREEMENT

This SUPPLEMENTARY AGREEMENT (this “Agreement”), dated as of December 18, 2019, is made by and among New Horizon Health Limited, a company organized under the laws of Cayman Islands (“NHH Cayman”), Hangzhou New Horizon Health Technology Co., Ltd. (杭州诺辉健康科技有限公司) a company established under the laws of the People’s Republic of China (“NHH Hangzhou,” together with NHH Cayman, “NHH”), and Prenetics Limited, a limited liability company organized under the laws of Hong Kong (“Prenetics”). NHH and Prenetics are each sometimes referred to individually as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, the Parties has entered into a COLLABORATION AGREEMENT dated as of July 29, 2019 (the “Collaboration Agreement”), pursuant to which NHH Hangzhou has granted to Prenetics certain rights to market and distribute, and provide testing services using, the Products; and

WHEREAS, the Parties desire to modify and supplement the Collaboration Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound, hereby agree to modify and supplement the Collaboration Agreement as follows:

1.                                    Definitions. Unless otherwise agreed by the Parties, the capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Collaboration Agreement.

2.                                    License Grants.

2.1              NHH Hangzhou hereby grants to Prenetics the Licensed Rights in the Republic of the Philippines, during the term commencing from January 1, 2020 and ending upon the expiration of the Term of or the early termination of the Collaboration Agreement pursuant to the terms thereof.

2.2              For purpose of the grant of Licensed Rights under Section 2.1 hereof, the Republic of the Philippines shall be deemed an Initial Territory under the Collaboration Agreement within the term set forth in Section 2.1 hereof, and the terms and conditions of the Collaboration Agreement shall apply to the Parties with respect to the grant of the Licensed Rights under Section 2.1 hereof and the related collaborations among the Parties in connection therewith, in the same way as those applying to the Parties with respect to the grant of the Licensed Rights in the Initial Territories and the related collaborations among the Parties under the Collaboration Agreement.

3.                                    Entire Agreements. The parties agree and acknowledge that this Agreement shall be read in conjunction with the Collaboration Agreement, and that this Agreement and the Collaboration Agreement constitute and contain the entire agreement and understanding of the Parties. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Collaboration Agreement, the terms of this Agreement shall prevail. Save for the amendments to the Collaboration Agreement confirmed by this Agreement, all terms and conditions of the Collaboration Agreement shall remain in full force and effect.

4.                                    Counterparts; Email Signatures. This Agreement may be executed in three (3) counterparts and such counterparts taken together shall constitute one (1) and the same agreement. This Agreement may be executed by signatures by electronic mails, which signatures shall have the same force and effect as original signatures.

5.                                    Governing Law. This Agreement shall be governed and construed in accordance with the laws of Hong Kong, without giving effect to any choice of law provisions thereof. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity thereof, shall be subject to resolution through consultation of the Parties to such disputes, controversy or claim. In the event the Parties are unable to settle a dispute between them regarding this Agreement, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the arbitration rules of HKIAC in effect. The arbitral award is final and binding upon both Parties.

6.                                    Effectiveness. This Agreement shall take effect upon duly execution by the Parties.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

The Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

HANGZHOU NEW HORIZON HEALTH TECHNOLOGY CO., LTD. (杭州诺辉健康科技有限公司)
(Seal)

By:	[****]
	Name:	[****]
	Title:	[****]

NEW HORIZON HEALTH LIMITED

By:	[****]
	Name:	[****]
	Title:	[****]

The Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PRENETICS LIMITED

By:	[****]
	Name:	[****]
	Title:	[****]